UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-0691007
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering file number to which this form relates:
Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Norwegian Cruise Line Holdings Ltd., a Bermuda exempted company (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the Company’s registration of its ordinary shares, par value $0.001 per share (the “Ordinary Shares”) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the transfer of its Ordinary Shares from the Nasdaq Global Select Market to the New York Stock Exchange (the “NYSE”).

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The Company hereby incorporates by reference herein the description of its Ordinary Shares to be registered hereunder set forth under the heading “Description of Share Capital” in the Company’s Registration Statement on Form S-3 (File No. 333-216441) filed with the Commission on March 3, 2017.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for this Registration Statement on Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the NYSE and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 8, 2017

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:	/s/ Wendy A. Beck
Wendy A Beck
Executive Vice President and Chief Financial Officer